UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 27, 2013

 HIGHPOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2013, Highpower International, Inc. (the “Company”) notified the NASDAQ Stock Market LLC (“NASDAQ”) that from September 2012 to December 2012 it paid one of the members of the audit committee of its board of directors, T. Joseph Fisher, III, an aggregate of $12,000 in fees unrelated to his responsibilities as a director or audit committee member. Mr. Fisher was paid the fee in equal monthly installments over such four month period to provide leads and prospects of potential customers to the Company. Mr. Fisher ceased providing such services in December 2012 and no payments have been made to Mr. Fisher since December 2012, other than payments related to his service on the Company’s board of directors and committees thereof.

On March 27, 2013, the Listing Qualifications department of NASDAQ notified the Company via letter that due to Mr. Fischer’s acceptance from the Company of $12,000 in fees unrelated to his service as a director or audit committee member, Mr. Fisher did not meet the independence criteria for audit committee members as set forth in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. As a result, the Listing Qualifications department of NASDAQ determined that the Company had failed to comply with NASDAQ’s audit committee composition requirements set forth in Listing Rule 5605(c)(2)(A)(ii). However, NASDAQ further noted that, because Mr. Fisher is no longer receiving such fees, the matter is now closed. Mr. Fisher remains an independent director of the Company and a member of the audit committee and the Company is again in compliance with the Listing Rule.

In response to this issue, the Company has reviewed its procedures with respect to these types of payments and plans to take the following steps to assure that no payments are made to directors in violation of NASDAQ listing rules: (a) revise the Audit Committee Charter to clarify that the Audit Committee is responsible for reviewing and approving related party transactions with both officers and directors, including any payments made to such persons either directly or indirectly, and (b) require that any payment made to independent directors, either directly or indirectly, other than standard director compensation fees, be approved by both the Company’s Chief Executive Officer and Chief Financial Officer, after consultation with counsel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highpower International, Inc.

Dated: March 27, 2013	/s/	Henry Sun
	By:	Henry Sun
	Its:	Chief Financial Officer

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